UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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CITI TRENDS, INC.
(Name of Registrant as Specified in Its Charter)

MACELLUM ADVISORS GP, LLC MACELLUM SPV III, LP MACELLUM CAPITAL MANAGEMENT, LLC MACELLUM MANAGEMENT, LP MCM MANAGEMENT, LLC MCM MANAGERS, LLC JONATHAN DUSKIN PAUL METCALF
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Macellum Advisors GP, LLC, together with its affiliates (collectively, “Macellum”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its slate of highly-qualified director nominees to the Board of Directors of Citi Trends, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 22, 2017, Macellum issued the following press release:

Macellum Says Citi Trends’ Last Minute Governance Promises Demonstrate Change is Needed on the Board

Urges Stockholders Not to be Fooled by Desperate Attempt to Win Votes

NEW YORK, May 22, 2017 /PRNewswire/ -- Macellum SPV III, LP, Macellum Advisors GP, LLC, and certain of their affiliates (collectively, “Macellum”), a large stockholder of Citi Trends, Inc. (NASDAQ:CTRN) (the “Company” or “Citi Trends”) that has nominated two highly qualified candidates, Jonathan Duskin and Paul Metcalf, for election at the Company’s upcoming annual meeting of stockholders, responded to Citi Trends’ recently announced plans to declassify the organization of the Board.

Macellum believes Citi Trends’ announcement that it will seek to declassify the Board at the 2018 annual meeting of stockholders is a desperate, eleventh-hour attempt to fool its stockholders. Conspicuously missing from the Company’s announcement was the Board’s commitment to fully declassify the Board immediately after its approval such that all the directors will stand for re-election in 2018. Who is to say this Board will not “slow-roll” the declassification over the next three years such that the Board is not really fully declassified until 2020? Stockholders should be wary of Citi Trends’ omission of the specific timetable for the declassification.

Don't be misled! For years, Citi Trends has resisted good corporate governance practices. It was not until Macellum showed up that the Company decided to adopt majority voting. Now it is promising to declassify the Board without saying how long it will take.

Stockholders deserve better! Macellum believes this announcement is clearly intended to pander for your vote and is further evidence that this Board is reactive rather than proactive and is in dire need of refreshment.

We urge our fellow stockholders to reject this desperate attempt to win your vote and to elect our two highly qualified nominees to the Board.

VOTE THE WHITE PROXY CARD TODAY TO ELECT BOTH OF OUR HIGHLY-QUALIFIED NOMINEES — JONATHAN DUSKIN AND PAUL METCALF — TO THE BOARD AT THE COMPANY’S UPCOMING ANNUAL MEETING

Investor Contact:
Jonathan Duskin
Macellum Capital Management, LLC
(212)-956-3008
Jduskin@macellumcap.com

John Ferguson
Saratoga Proxy Consulting LLC
(212) 257-1311 or (888) 368-0379
Info@saratogaproxy.com